Exhibit 10.1

Amendment, Consent and Waiver

Pursuant to the Loan and Security Agreement, dated as of November 8, 2012 (the “Loan Agreement”) by and among Merrimack Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Lender”), the Corporation has agreed not to create, incur, assume or be or remain liable with respect to any Indebtedness, subject to certain exceptions, and has granted certain participation rights to the undersigned.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

The Corporation intends to incur Indebtedness through the offering, issuance and sale pursuant to an underwritten public offering, including any over-allotment option in connection therewith (the “Offering”), of up to $200 million aggregate principal amount of the Corporation’s senior unsecured notes (the “Notes”) substantially to the effect set forth in the Description of Notes (“Description of Notes”) contained in the Prospectus Supplement filed with the SEC on the date hereof, which Description of Notes shall be completed at the closing of the Note Issuance with the Specified Provisions to be determined by the Corporation.  “Specified Provisions” means the provisions in the Description of Notes which are blank and will be inserted hereafter  as set forth on Schedule 1 hereto.  The Notes are convertible in whole or in part into shares of the Corporation’s common stock, $.01 par value per share (the “Common Stock”) (such consideration, together with any cash in lieu of fractional shares, the “Conversion Consideration”), and after the maturity of the Secured Obligations, the Notes are convertible in whole or in part into Common Stock, cash and/or a combination thereof.   The Corporation shall be required to make regularly scheduled semi-annual payments of interest (including any additional interest payable at the Corporation’s election for certain reporting defaults under the indenture for the Notes in an amount not to exceed 0.25% per annum) on such Notes (the “Interest Payments”).

Please note that pursuant to Section 11.12 of the Loan Agreement, the Lender is required to maintain in the strictest confidence all information about the Offering in general and this Amendment, Consent and Waiver in particular, which such information and materials in connection therewith is confidential.  Any disclosure relating to the Offering, or use of such information for any purpose other than specifically with respect to the matters described herein, including for the purpose of trading in the Corporation’s securities, could jeopardize the Corporation’s plans for the Offering and be a violation of securities laws.

Now therefor, for good and valuable consideration the sufficiency and receipt of which are hereby acknowledged and confirmed, the undersigned hereby agree as follows:

1.             Consent to the Offering and Related Incurrence of Indebtedness; Consent to the Interest Payments; Consent to Conversion Consideration.

Pursuant to Section 7.4 of the Loan Agreement, the Corporation has agreed not to create, incur, assume or be or remain liable with respect to any Indebtedness, subject to certain exceptions.  The Lender hereby consents to the Offering, the incurrence of Indebtedness in connection therewith and the payment of Interest Payments and Conversion Consideration with respect to the Notes, and irrevocably waives the provisions of Section 7.4 of the Loan Agreement and any other applicable provision of the Loan Documents with respect thereto.

2.             Participation Rights and Related Notice.

Pursuant to Section 8 of the Loan Agreement, the Corporation has granted the undersigned certain rights to acquire shares of Common Stock in a private placement to be consummated concurrently with the closing of a Subsequent Financing (the “Participation Right”).  Each of the undersigned acknowledges that such Participation Right is not applicable to the Offering and/or the Corporation’s contemporaneous offering of Common Stock and/or the issuance of shares of Common Stock upon conversion of the Notes.

3.             Amendment to Section 7.4

Section 7.4 of the Loan Agreement is hereby modified by adding the words “(other than the “Notes” as defined in the Amendment, Consent and Waiver dated July 10, 2013 by and between the Borrower and the Lender)” after the words “or take any actions which impose on Borrower an obligation to prepay any Indebtedness.”

4.             Amendment to Section 9.8.

Section 9.8 of the Loan Agreement is hereby modified by adding the words “which default (a) results in such Indebtedness becoming or being declared due and payable prior to the stated maturity thereof or (b) would permit at such time (because all notice and grace periods have lapsed) such Indebtedness to be declared due and payable prior to the stated maturity thereof” after the words “any Indebtedness in excess of $1,000,000.”

5.             Further Covenants.

The Corporation agrees not to (a) amend, restate, modify and/or supplement the Notes or the indenture relating to the Notes (the “Indenture Documents”), in a manner adverse to the Lender (including without limitation, shortening the maturity date, increasing the interest rate, revising the prepayment, events of default, fundamental change and/or repurchase event or similar concept) or securing or granting any liens with respect to the Indenture Documents),  it being understood and agreed for the avoidance of doubt that this clause (a) shall (i) only apply to amendments, restatements, modifications or supplements to the Indenture Documents after the last date of original issuance of the Notes (and shall not apply to any increase in the principal amount thereof up to an aggregate principal amount of $200 million), and (ii) not impair the ability of the Corporation to amend, restate, modify and/or supplement the Indenture Documents to conform to the “Description of Debt Securities” section of the base prospectus dated as of February 8, 2013 and filed by the Corporation with the SEC and the Description of Notes as supplemented by the Specified Provisions, or (b) make any cash payments (other than the Interest Payments (as long as no Event of Default has occurred and is continuing) and payment of the Conversion Consideration) under the Indenture Documents, without Lender’s consent.  Furthermore, the occurrence of any fundamental change (including any change of control) under the Indenture Documents which requires the Corporation to make an offer to repurchase the Notes, and/or event of default (or similar concept) under the Indenture Documents shall be an immediate Event of Default under the Loan Documents.

6.             Effectiveness.

The undersigned hereby agree that this Amendment, Consent and Waiver shall be effective for all purposes upon the execution and delivery thereof by the parties hereto (by pdf, telecopy or by courier).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment, Consent and Waiver to be executed as of the 10th day of July, 2013.

HERCULES TECHNOLOGY CAPITAL, INC.,
a Maryland corporation

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	Senior Counsel

MERRIMACK PHARMACEUTICALS, INC.
a Delaware corporation

By:	/s/ Robert Mulroy
Name:	Robert Mulroy
Title:	President and Chief Executive Officer

Schedule 1

Provisions with respect to:

•                  Interest rate

•                  Offering size (aggregate principal amount up to $200 million)

•                  Maturity date  (must be greater than 4 years)

•                  Public offering price

•                  Underwriting discounts and commissions

•                  Conversion premium

•                  Initial conversion rate

•                  Initial conversion price

•                  Increase in conversion rate upon conversion upon a make-whole fundamental change (including related tabular and narrative disclosure)

•                  CUSIP/ISIN

•                  Settlement Date